SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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JMAR TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 2, 2005

Dear Shareholder:

It is my pleasure to invite you to the 2005 Annual Meeting of Shareholders of JMAR Technologies, Inc.

We will hold the meeting on Friday, June 24, 2005 at 10:00 a.m. at the Marriott, 2000 Faraday Avenue, Carlsbad, California. After the close of the formal portion of the meeting JMAR’s CEO will briefly review the major developments of 2004 and answer questions from shareholders.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides additional information about JMAR’s management.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so if you are a record holder (or if your shares are in “street name” and you have obtained a legal proxy from your broker).

We look forward to seeing you at the meeting.

Sincerely,

Vernon H. Blackman, Ph.D.
Chairman of the Board

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT JMAR STOCK OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
AUDIT AND NON-AUDIT FEES
PROPOSAL 2 RATIFICATION OF THE SELECTION OF AUDITORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS
OTHER BUSINESS

JMAR TECHNOLOGIES, INC.
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

Date: Friday, June 24, 2005
Time: 10:00 a.m.
Place: Marriott
2000 Faraday Avenue
Carlsbad, California

TO OUR SHAREHOLDERS:

At our 2005 Annual Meeting, we will ask you to:

(1)	Elect seven directors to serve for the next year or until their successors are elected;

(2)	Ratify the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

(3)	Transact any other business that may properly be presented at the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

If you were a shareholder of record at the close of business on May 2, 2005, you are entitled to vote at the Annual Meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By Order of the Board of Directors,

Joseph G. Martinez
Corporate Secretary,
Senior Vice President and General Counsel

Carlsbad, California
May 2, 2005

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR JMAR TECHNOLOGIES, INC.
2005 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the JMAR Technologies, Inc. (“JMAR” or “Company”) 2004 Annual Report.

WHO IS ENTITLED TO VOTE?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 16, 2005 to all shareholders entitled to vote. Shareholders who owned JMAR Common Stock at the close of business on May 2, 2005 (“Record Date”) are entitled to vote. At the record date, there were 35,183,032 shares of JMAR Common Stock outstanding. JMAR Common Stock is our only class of outstanding voting capital stock.

WHAT CONSTITUTES A QUORUM?

A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. In order to conduct the meeting and to vote to elect the directors and approve the proposal to ratify the selection of the Company’s independent auditors, shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares who cause abstentions to be recorded at the meeting, will be considered present at the meeting and entitled to vote and they will count toward the quorum.

HOW MANY VOTES DO I HAVE?

For voting on the ratification of the selection of the auditors, each holder of record of JMAR Common Stock on the Record Date will be entitled to one vote for each share held. For the election of directors, shareholders will have the right to cumulate their votes as described in the following paragraph. The proxy card indicates the number of shares that you hold.

DO SHAREHOLDERS HAVE THE RIGHT TO CUMULATE THEIR VOTES IN ELECTION OF DIRECTORS?

Under a California law that is applicable to JMAR, shareholders have certain cumulative voting rights in the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as equals the number of shares of common stock held by that shareholder multiplied by the number of directors to be elected (7). Each shareholder may cast all of his or her votes for a single candidate or may distribute them among two or more candidates as he or she sees fit. However, no shareholder shall be entitled to cumulate votes for a candidate unless (i) the candidate’s name has been properly placed in nomination in accordance with the Company’s Bylaws prior to the Annual Meeting, and (ii) notice of intention to cumulate votes has been given by a shareholder at the Annual Meeting prior to the voting. If any shareholder gives such notice, then all shareholders may then cumulate their votes. If cumulative voting is applicable and there are more than seven nominees for director, then the proxy holders will exercise their discretionary authority to cast the votes covered by the proxies received by them in such a manner as they believe will ensure the election of as many of the Company’s nominees as possible.

HOW DO I VOTE BY PROXY?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “Proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all seven nominees for director

•	“FOR” the selection of Grant Thornton LLP as the Company’s independent auditors

If any other matter is presented, your Proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which are proposed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares of JMAR Common Stock in “street name” (that is, through a broker, bank or other nominee) and you fail to instruct your broker, bank or nominee as to how to vote such shares of common stock, your broker, bank or nominee may, in its discretion, vote your shares “FOR” the Proposals described herein. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on “non-routine” matters. Both the election of directors (Proposal 1) and the ratification of auditors (Proposal 2) are considered “routine matters.”

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

If you are a “record holder” of the shares (i.e., your shares are not held in “street name”) and you have returned the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may request another proxy card from JMAR’s Corporate Secretary, complete it and mail it to JMAR’s Corporate Secretary.

•	You may notify JMAR’s Corporate Secretary by mail before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

If your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you should contact your broker, bank or other nominee for instructions on how to change your vote.

HOW DO YOU VOTE IN PERSON?

If you are a record holder of the shares and you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. Your voting in person at the Annual Meeting will take precedence over any prior proxies you have given. However, if your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting in order to cast your vote in person.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

PROPOSAL 1:
Election of Seven Directors	The seven nominees for director who receive the most votes will be elected. So, if a quorum exists and you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Subject to certain notice requirements described above, you may cumulate your votes for directors.

PROPOSAL 2:
Ratification of Selection of Auditors	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the year 2005. Abstentions (whether by brokers or other record holders) will be counted as present at the meeting and will have the effect of an “AGAINST” vote.

WHO PAYS THE COST OF SOLICITING THESE PROXIES?

JMAR will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses.

INFORMATION ABOUT JMAR STOCK OWNERSHIP

Ownership of 5% or More of JMAR Common Stock

As of April 26, 2005, no persons are known by the Company to be the beneficial owner of more than 5 percent of the Company’s Common Stock, as defined by Rule 13d-3 under the Securities Exchange Act of 1933 (“Rule 13d-3”). A person is deemed to be the beneficial owner of JMAR Common Stock, whether or not such person has any economic interest therein, if such person directly or indirectly has (or shares with others) voting or investment power with respect to the JMAR shares or has the right to acquire beneficial ownership within sixty days. Laurus Master Fund, Ltd. (“Laurus”) has beneficial ownership of 4.99% of the Company’s Common Stock as determined in accordance with Rule 13d-3. As of April 26, 2005, Laurus owns 1,612,903 shares of Common Stock and owns shares of Series E, F, G and H Convertible Preferred Stock (“Preferred Stock”) and related Warrants that are convertible or exercisable into shares of Common Stock. Absent the limitations described below, as of April 26, 2005 Laurus may convert the Preferred Stock and exercise the Warrants into a total of 6,469,839 shares of Common Stock. The Preferred Stock and Warrants owned by Laurus may not be converted or exercised into Common Stock if it results in Laurus having beneficial ownership of more than 4.99% of the outstanding shares of JMAR common stock at any time (the “Ownership Limitation”). Laurus may terminate this Ownership Limitation with respect to all of the Preferred Stock and Warrants for 1,440,000 shares upon a minimum of 75 days notice or upon a default by the Company of its redemption obligations under the Preferred Stock or its payment obligations under its working capital line (which, as of April 26, 2005, had no outstanding balance). Absent the Ownership Limitation, Laurus would have beneficial ownership of a total of 8,082,742 shares, consisting of: (i) 1,612,903 shares purchased in the February, 2005 private placement, (ii) 604,839 shares issuable upon exercise of Warrants issued in connection with the February 2005 private placement, (iii) 4,425,000 shares issuable upon conversion of Convertible Preferred Stock, and (iv) 1,440,000 shares issuable upon exercise of Warrants issued in connection with the sale of the Preferred Stock and establishment of the Line (see below). The Company is also a party to a working capital line of credit with Laurus (the “Line”) pursuant to which the Company can borrow from time to time up to $3 million pursuant to a receivables-based formula. Outstanding amounts under the Line are convertible into common stock at $2.85 per share. Subject to the Ownership Limitation described above, additional borrowings and conversions into common stock under the Line would increase Laurus’ beneficial ownership accordingly. If all derivative securities held by Laurus were freely exercisable and convertible within 60 days, the total of 8,082,742 shares of Common Stock would represent beneficial ownership of 19.4% of the Company’s Common Stock.

Ownership of JMAR Common Stock by Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of April 26, 2005 by each nominee for director, the “Named Officers” (as defined in “Executive Compensation” on page 20 below) and by all director nominees and executive officers as a group. Except as otherwise noted, the following stockholders have sole voting and investment power with respect to the shares. Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table.

	Number of Shares of	Percentage of
	Common Stock	Outstanding Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned

Ronald A. Walrod (1)	516,667	1.45%
Dennis E. Valentine (2)	257,443	(12)
Charles A. Dickinson (3)	159,061	(12)
Joseph G. Martinez (4)	130,792	(12)
Vernon H. Blackman (5)	101,606	(12)

	Number of Shares of	Percentage of
	Common Stock	Outstanding Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned
Barry Ressler (6)	85,696	(12)
C. Neil Beer (7)	72,716	(12)
John P. Ricardi (1)	33,333	(12)
Scott H. Bloom (1)	33,333	(12)
Edward P. O’Sullivan (8)	16,507	(12)
Daniel J. Fleming (9)	16,309	(12)
J. Paul Gilman (10)	0	0.00%
All executive officers and directors as a group (16 persons) (11)	1,467,923	4.03%

(1)	All shares are issuable upon exercise of currently exercisable stock options.

(2)	Includes 225,951 shares issuable upon exercise of currently exercisable stock options and warrants.

(3)	Includes 61,217 shares held by Mr. Dickinson’s wife. Includes 29,417 shares issuable upon exercise of currently exercisable stock options.

(4)	Includes 122,887 shares issuable upon exercise of currently exercisable stock options.

(5)	Includes 76,917 shares issuable upon exercise of currently exercisable stock options and warrants.

(6)	Includes 69,417 shares issuable upon exercise of currently exercisable stock options.

(7)	Includes 69,417 shares issuable upon exercise of currently exercisable stock options.

(8)	Includes 8,416 shares issuable upon exercise of currently exercisable stock options.

(9)	Dr. Fleming’s employment with the Company terminated in October, 2004.

(10)	Dr. Gilman was elected as director effective on April 22, 2005.

(11)	Includes 1,231,956 shares issuable upon exercise of currently exercisable stock options and warrants.

(12)	Less than one percent.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

We are asking the shareholders to elect a board of seven directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, if such an event should occur, the shares will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since

C. Neil Beer, Ph.D.	70	Executive Vice President of Computer Technology Associates, Inc.	1988

Vernon H. Blackman, Ph.D.	75	Chairman of the Board	1991

Charles A. Dickinson	81	Consultant	2001

J. Paul Gilman	52	Director, Oak Ridge Center for Advanced Studies	2005

Edward P. O’Sullivan II	49	Managing Partner of CFO Connect, LLC	2003

Barry Ressler	64	Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc.	1994

Ronald A. Walrod	62	President and Chief Executive Officer of the Company	2002

C. NEIL BEER, Ph.D. has been a director since July 1988 and was an employee of the Company from May 1991 until November 1992 and a consultant to the Company from April 1993 to September 1993. Since April 2002, Dr. Beer has been the Executive Vice President of Computer Technology Associates, Inc. From April 1996 until April 2002, Dr. Beer was the President of SECON, a software and systems engineering company primarily supporting the national intelligence community. Prior to that, he was the Colorado Space Advocate, responsible for the growth of Colorado’s space industry. From September 1986 to October 1989, he was President and Chief Executive Officer of Thermo Technologies Corporation which develops advanced lasers, optics, signal processing and energy conversion hardware. Previously, he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was Deputy Chief of Staff, Plans and Programs, for the Air Force Space Command. Earlier, while assigned to the Office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude with a B.S. degree in engineering from the University of Oklahoma and received his doctorate in Operations Research in 1972 from that same University. Dr. Beer is recipient of the NDIA Medal for Outstanding Achievement in Space.

VERNON H. BLACKMAN, Ph.D. was elected Chairman of the Board in August, 2002. He has been a director of the Company since July 1991. Dr. Blackman served as Chairman of the Board and Chief Executive Officer of Esscor, a training and simulation service company to the utility industry, from December 1991 to July 1997 at which time Esscor was acquired by Foxboro Corporation. Dr. Blackman also served as Chairman of the Board, President and Chief Executive Officer of Jaycor, Inc. from 1989 until March 1991. Jaycor was a high-technology company that supplied R&D services to various agencies of the U.S. Government, primarily the Department of Defense. Prior to joining Jaycor, Dr. Blackman acted as a venture investor for his own account and helped to fund the early stage development of several companies. Dr. Blackman has also served on the Boards of

Directors of several other public companies, including Newport Pharmaceuticals International, Inc. (1967-1974); Maxwell Laboratories, Inc. (1966-1974); Topaz, Inc. (1979-1983) at which time Topaz was acquired by Square D Corporation; and Optical Radiation Corporation (1970-1995). From 1974 to 1982, Dr. Blackman served as President, CEO and Chairman of the Board of S-Cubed, a high technology company that provided services and products to agencies of the U.S. Government. S-Cubed was acquired by Maxwell Laboratories, Inc. In 1959, Dr. Blackman co-founded MHD Research which was acquired by Hercules Corporation in 1964. Dr. Blackman received a BA in Physics from Colgate University in 1951 and a Ph.D. in Physics from Princeton University in 1955, subsequent to which he served on the faculty as a research associate for 2 years.

CHARLES A. DICKINSON has been a director of the Company since August 2001. Mr. Dickinson twice served as Chairman of the Board of Directors of Solectron Corporation, a worldwide leader in electronics manufacturing, assembly, and test services for electronic companies around the world. He was a director of Solectron from 1984 to 2004 and served as Chairman from 1986 to 1990 and from 1994 to September 1996. While an outside director, he accepted the assignment of establishing Solectron’s European business in 1991 and served as President of Solectron Europe from 1993 to February 1996. From January 2000 to August 2001 he was Chairman of the Board of Directors of SAL, Inc. (which was acquired by the Company in 2001). Before joining Solectron, Mr. Dickinson was Chairman, President and CEO of Vermont Micro Systems, Inc. He was also CEO of Dataproducts Corporation and he served seven years in various general management roles at Control Data Corporation. Prior to that, he was the Corporate Vice President of Manufacturing for Memorex and spent 20 years at RCA. He has served on the Boards of many other public and private companies over the years and currently is the Chairman of LeCroy Corporation, Inc., a public company, and privately-held Aavid Thermal Technologies, Inc., Nypro, Inc. and Systolic Networks. Mr. Dickinson holds a Bachelors of Electrical Engineering and an MBA from the University of Minnesota.

J. PAUL GILMAN, Ph.D. was elected as a director of the Company in April, 2005. Dr. Gilman became the Founding Director of the Oak Ridge Center for Advanced Studies (ORCAS) in December 2004. ORCAS is a new consortium of research universities, government, industry and non-governmental organizations focused on critical issues with strong science and technology content. From 1997 to 2002, Dr. Gilman served on the Board of Directors of Triton Thalassic Technologies, Inc., a company engaged in the non-chemical pathogen inactivation of blood products; photo-activation of therapeutic compounds and the treatment and control of micro-organism contaminated fluids. He has also served on several Boards of not-for-profit organizations including the National Council for Science and the Environment and The Annapolis Center. In November 2001, Dr. Gilman was nominated by President Bush to serve as the Assistant Administrator for the Office of Research and Development which is the scientific and technological arm of the Environmental Protection Agency. After his confirmation in that position he was also named Science Advisor to the Agency. Dr. Gilman served in this capacity until November, 2004. Dr. Gilman was Director, Policy Planning for Celera Genomics in Rockville, Maryland from October 1998 until his appointment to the EPA. Celera Genomics, a bioinformation and drug discovery company, is known for having decoded the human genome. In his position Dr. Gilman was responsible for strategic planning for corporate development and communications. Prior to joining Celera, Dr. Gilman was the Executive Director of the life sciences and agriculture divisions of the National Research Council of the National Academies of Sciences and Engineering beginning in March 1993. Before joining the National Research Council, Gilman was the Associate Director of the Office of Management and Budget (OMB) for Natural Resources, Energy, and Science beginning in September of 1992. There he coordinated budget formulation, regulatory, and legislative activities between agencies such as the Environmental Protection Agency, National Science Foundation, Agriculture, and Energy with the Executive Office of the President. Dr. Gilman served as Executive Assistant to the Secretary of Energy for technical matters before joining the OMB from September of 1991 until September 1992. His responsibilities included participating in policy deliberations and tracking implementation of a variety of programs including the Department’s environmental remediation and basic science research. Dr. Gilman has 13 years of experience working on the staff of the United States Senate. Dr. Gilman matriculated at Kenyon College in Ohio and received his A.B., M.A., and Ph.D. degrees in ecology and evolutionary biology from Johns Hopkins University, Baltimore, Maryland. He has served on a number of scientific advisory groups including those of Brookhaven National Laboratory, the Gas Research Institute, the School of Engineering and Applied Science of the University of Virginia, and the Board on Environmental Studies and Toxicology of the National Research Council.

EDWARD P. O’SULLIVAN II has been a director of the Company since December 2003. Mr. O’Sullivan is the Managing Partner of CFO Connect which was founded in 2003. Ed has over twenty years of financial and operational management experience with technology and life science companies. He has start up experience as well as Fortune 100 experience. Ed’s past assignments include Nextec Applications, Inc., a start up company, where he was one of the founding members of the management team, from 1994 to 2002. In his capacity as Chief Financial Officer, he was responsible for Nextec’s global financial, administrative and manufacturing operations. He also served on the Board of Directors for Nextec Applications, Pte Ltd., a Singapore company. During this time, Ed also served on the Board of Directors for Consultant Locator.com. Prior to Nextec, Ed served as Controller, Secretary and Treasurer of Newpoint Corporation, a subsidiary of Proxima Corporation, a manufacturer of computer peripheral equipment and liquid crystal display panels where he was responsible for all financial activities as well as manufacturing operations. Prior to Newpoint, Ed served as Director of Finance and Secretary for Fluid Systems Corporation, a subsidiary of Allied-Signal, Inc. He also served on the Board of Directors for Fluid Systems Ltd, a United Kingdom company. Prior to Fluid Systems, Ed served as Chief Financial Officer and Secretary for Electron Inc., a manufacturer of automated revenue control and collection systems, where he was responsible for all financial activities. Ed currently serves on the Board of Directors for the University of San Diego, School of Business Alumni Association. Ed received a Bachelor of Arts degree from the University of California San Diego, Revelle College in 1980 and a Masters of Business Administration degree, from the University of San Diego in 1982.

BARRY RESSLER has been a director of the Company since January 1994. Mr. Ressler has been the Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc. (T3I) since 1994. T3I is a company engaged in the non-chemical pathogen inactivation of nutrient fluids, food packaging, pharmaceutical and blood products and the treatment and control of micro-organism contaminated fluids for the paper, metal working process and automotive industries. Since 1994, Mr. Ressler has been the President of STAR Associates, Inc., a company engaged in the consultation, strategic planning and project funding of early stage industrial process and therapeutic/diagnostic technologies. From 1983 to December 1993 he served as Chief Executive Officer and Chairman of the Board of Universal Voltronics Corporation (UVC), a public company that developed high-voltage Pulse Power products for scientific research, defense, medical and industrial applications. In March 1990, UVC became a public subsidiary of Thermo Electron Corp. From 1963 until his appointment as CEO and Chairman, he served in various capacities at UVC. Mr. Ressler is the Chairman of the Board of Directors of EP Therapeutics, Inc., a company engaged in the development of a revolutionary new class of therapeutics as safer, alternative treatments for human cancers by eliminating the need for chemotherapy or radiation treatment protocols. Mr. Ressler is a co-inventor of patented high power ultraviolet radiation light sources and for monochromatic fluid treatment systems. Mr. Ressler attended the Pratt Institute, majoring in Engineering Science.

RONALD A. WALROD was elected President, Chief Executive Officer and director in October, 2002. From 2000 until joining JMAR in October 2002, Mr. Walrod established a management consulting practice (R. A. Walrod Associates) specializing in competitive strategy formulation, new product conceptualization and development, and organizational assessment and restructuring for companies ranging from small start-ups to divisions of large international firms. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately-held company engaged in the development of semiconductor probe cards. While there, he established a new business model for the start-up operation and secured funding from a range of sources to develop and commercialize its product. From 1996 to 1998, Mr. Walrod served as President and CEO of Nautronix, a leading supplier of dynamic positioning, autopilot and automation systems for marine applications. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop autonomous undersea vehicle (AUV) systems, advanced undersea sensors, and acoustic communications links, all of which have both commercial and military applications. The effectiveness of ART’s AUV and sensor systems earned the company recognition as a leading innovator in the field and led directly to ART’s acquisition by General Dynamics. Mr. Walrod has been a director of Viking Technologies, Inc., a public company, since April, 2004. Mr. Walrod graduated with Honors from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts Institute of Technology in 1970, and received a Masters of Business Administration degree from the University of San Diego in 1983. He was awarded a fellowship for graduate studies in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely Operated Vehicles developed under his direction. Mr. Walrod holds a United States Patent for “Comminution by Cryogenic Electrohydraulics” that was issued in 1998.

Vote Required for Election of Directors

Directors are elected by a plurality of the votes. If more than seven persons are in nomination, the seven nominees receiving the most votes will be elected as directors. Once a quorum is established, abstentions or other non-votes will not have any legal effect on the election of directors. See “Information About the Annual Meeting and Voting” on pages 1-3 above for information about cumulative voting rights.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

The Board is elected by the shareholders to oversee their interests in the long-term health and the overall success of the Company and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

In September 2003, the Board formed a Compensation Committee to consider matters involving the compensation of directors, and in March, 2004 the Board adopted a Compensation Committee Charter that expanded the committee’s responsibilities to cover the compensation of the CEO and all executive officers. In December 2003, the Board: 1) approved revisions to the Audit Committee Charter to expand and further define the responsibilities of the Audit Committee; 2) adopted a Code of Business Conduct and Ethics applicable to all employees and the Board of Directors, and an additional Code of Ethics for the Chief Executive Officer, Division General Managers and Senior Financial Officers; 3) adopted Complaint Procedures for Accounting and Auditing Matters applicable to both employees and non-employees; 4) formed a Disclosure Committee to enhance the Company’s disclosure policies and procedures and adopted a Charter governing that committee; and 5) appointed Mr. O’Sullivan as Chairman of the Audit Committee and determined that he met the definition of an audit committee financial expert as defined in the Securities Exchange Act of 1934. In March 2004, the Board 1) formed a Nominating and Corporate Governance Committee and approved its Charter; and 2) approved the Company’s Policy Regarding Shareholder Communications with the Board.

Independence Determination

Under applicable SEC rules and Nasdaq listing standards, the Board of Directors must have a majority of “independent” directors and certain matters must be approved either by the vote of a majority of the independent directors or by a committee comprised solely of independent directors. The members of the Audit Committee must also meet certain heightened independence standards, as described below in “The Audit Committee.” Under applicable Nasdaq listing standards, a director is deemed to be independent if he or she is not an officer or employee of the Company and has no relationship which, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Specific relationships that would result in a director not being independent include employment by the Company within the past three years, receiving payments from the Company in excess of $60,000 during any of the past three years and being related to an executive officer of the Company.

The Board has determined that six of its seven director-nominees are independent under the Nasdaq listing standards, with Mr. Walrod (President and CEO) not meeting the Nasdaq definition of independence. The Board intends to review the independence of its directors on at least an annual basis. Since August 2002, the position of Chairman of the Board has also been held by an independent director.

The Board and Board Committees

In 2004, the Board of Directors held 10 meetings. Prior to March, 2004, the only standing committees of the Board of Directors were the Audit Committee and the Compensation Committee (initially formed in October 2003 with a limited charter to address director compensation matters). Prior to March, 2004, matters involving the compensation of the Company’s executive officers and the nomination of directors were addressed by the entire Board of Directors. In March 2004, the Board established a standing Compensation Committee and a standing Nominating and Corporate Governance Committee. In 2004, the Audit Committee held six meetings, the Nominating and Corporate Governance Committee held two meetings and the Compensation Committee held four meetings. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he served during 2004.

The Board holds regularly scheduled meetings of its independent directors at the end of its regular Board meetings.

The following table lists the current members of each of the Board’s standing Committees. All of these directors meet the Nasdaq definition of director independence.

Nominating
and Corporate
Board Member	Audit	Compensation	Governance

C. Neil Beer	X	X
Vernon H. Blackman	X	Chair	X
Charles A. Dickinson		X
Edward P. O’Sullivan II	Chair		X
Barry Ressler		X	Chair

The Audit Committee

Audit Committee Responsibilities:

The Audit Committee of the Company’s Board of Directors acts in accordance with a written charter first adopted and approved by the Board on May 5, 2000 and amended on December 12, 2003 and March 16, 2004. A copy of the revised Audit Committee Charter is available on the Company’s website at www.jmar.com. The Board of Directors will review the Audit Committee Charter on an annual basis.

Under the terms of its Charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and its ethics program, the independent auditors’ qualifications and independence and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:

•	have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

•	review with management and the independent auditors, the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•	review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report) including (a) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

•	review and discuss with management and the independent auditors the Company’s policies with respect to risk assessment and risk management;

•	review and discuss with management and the independent auditors the Company’s internal controls, and the Company’s disclosure controls and procedures and quarterly assessment of such controls and procedures;

•	establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and

•	review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

Audit Committee Member Qualifications:

In addition to meeting the Nasdaq definition of independence, members of the Audit Committee must also satisfy the following requirements: 1) each member meets additional criteria for independence under the Sarbanes-Oxley Act of 2002 (which prohibits the receipt of any compensatory payments from the Company, other than Board or Committee fees), 2) no member has participated in the preparation of the Company’s financial statements during the past three years, 3) each member must also be able to read and understand fundamental financial statements, and 4) at least one member must meet certain additional financial sophistication requirements. Finally, the Company is also required to disclose whether the Audit Committee has a member who is an “audit committee financial expert” as defined in SEC Rules. The Board of Directors has determined that each of the Audit Committee members meets the additional independence and other standards set forth above and that Mr. O’Sullivan meets both the Nasdaq requirement for financial sophistication and the SEC’s definition of an “audit committee financial expert.”

The Compensation Committee

Prior to 2004, compensation of the Company’s executive officers was approved by the entire Board of Directors, with the CEO abstaining as to his own compensation. In February 2004, by the vote of the independent directors, the Board approved the compensation of the Company’s executive officers for 2004. In March, 2004, the Board of Directors adopted a Compensation Committee Charter that expanded the authority of the Compensation Committee to include approval of all executive officer compensation matters.

Under the terms of its Charter, the Compensation Committee has overall responsibility for evaluating and approving all director and officer compensation plans, policies and programs of the Company. A copy of the Compensation Committee Charter is available on the Company’s website at www.jmar.com.

In fulfilling its duties, the Compensation Committee, among other things, shall:

•	review and approve all corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

•	evaluate the performance of the Chief Executive Officer in light of approved corporate goals, performance goals and objectives and determine his compensation level;

•	review and approve the compensation of the Company’s executive officers;

•	review and approve all employment agreements, severance agreements or arrangements, change in control agreements/provisions, and any special or supplemental benefits for each executive officer;

•	approve, disapprove, modify or amend all non-equity plans designed and intended to provide compensation primarily for officers;

•	make recommendations to the Board regarding adoption of compensation plans;

•	administer, modify or amend the stock option and other equity incentive plans; and

•	review and make recommendations to the Board on matters concerning the directors’ annual retainer, as well as any other compensation programs for the directors, committee chairpersons and committee members, consistent with any applicable requirements of the Nasdaq listing standards.

The Nominating and Corporate Governance Committee

The nominees for election as director at the 2005 Annual Shareholders Meeting were recommended to the Board by the Nominating and Corporate Governance Committee. Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the function and needs of the Board, and reviewing and developing corporate governance guidelines. A copy of the Committee’s Charter is available on the Company’s website at www.jmar.com.

In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	recommend to the Board nominees for the next annual meeting of shareholders;

•	evaluate individuals suggested by shareholders;

•	review the performance of the Board on an annual basis;

•	develop and recommend to the full Board a set of corporate governance guidelines, including policies furthering open communication among members of the Board, senior management and outside advisors, requiring regular meetings of the independent directors in executive session and requiring continuing education of directors in compliance with applicable Nasdaq Rules. The Committee shall review such guidelines annually and recommend any modifications thereto; and

•	periodically review all standing or any ad hoc committees and recommend to the full Board, as appropriate, changes in number, function or composition of committees. In evaluating candidates for nomination to committees of the Board, the Committee shall take into account the applicable requirements for members of committees of boards of directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards.

Consideration of Director Nominees

Shareholder Nominees

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for director nominees. Shareholders who wish to submit their recommendations for director candidates may do so by mailing their recommendations in writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, JMAR Technologies, Inc., 5800 Armada Drive, Carlsbad, California 92008.

Evaluating Nominees

Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees obtained from other sources. In assessing each potential candidate, the Nominating and Corporate Governance Committee will review the nominees’ relevant business and industry experience; independence from management; judgment, skill, integrity and reputation; potential conflicts of interest; the current composition of the Board and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. Prior to the nomination of the director nominees on April 22, 2005, no shareholder recommendations for director nominees had been received by the Company.

The Nominating and Corporate Governance Committee may use the services of a third-party executive search firm from time to time to assist it in identifying and evaluating possible nominees for director.

Director Compensation

Prior to March 16, 2004, directors who were not salaried employees of the Company (“Non-Employee Directors”) were paid a retainer (the “Retainer”) of $1,000 per quarter and $1,000 for their attendance at each Board of Directors meeting. Effective March 16, 2004, the Compensation Committee approved the following changes to the Non-Employee directors’ compensation: 1) an increase from $1,000 to $1,500 for the Non-Employee Directors’ quarterly retainer; 2) an increase in the Board meeting fee from $1,000 to $1,500, with one-half of the Board meeting fee being paid in shares of Common Stock or options, 3) a fee of $375 for each telephonic Board meeting, and 4) a fee of $500 for each formal Committee meeting. For regular Board meetings held between January 1, 2004 and June 24, 2004, one-half of the Board meeting fee was paid with the grant of stock options from the Company’s shareholder-approved 1999 Stock Option Plan at an exercise price $1.00 below the then market price. Following the approval by the shareholders of the Non-Employee Director Equity Plan at the 2004 Annual Meeting of Shareholders on June 25, 2004, one-half of the regular Board meeting fees have been paid with shares of Common Stock.

All directors are eligible to receive option grants under the Company’s shareholder-approved 1999 Stock Option Plans on the same basis as key employees of the Company. Grants of options to directors from these plans will be made by the Board’s Compensation Committee on a case-by-case basis on such terms as the Committee in its discretion may decide. The Board’s policy has been to make an annual grant of options to the directors at the time of the Annual Shareholders Meeting. With the exception of the grant of options to the directors in payment of their meeting fees for the meetings between January and June 24, 2004 discussed above, the Board’s policy is to grant options with an exercise price equal to the fair market value of the stock. In June 2004, the Company granted options to purchase 10,000 shares of Common Stock to each of the directors then serving (including Mr. Walrod in his capacity as a director) with an exercise price of $1.94 per share.

The Chairman of the Board is paid a fee of $2,000 per month for his services as Chairman of the Board. In recognition of the expanded responsibilities of the Audit Committee Chairman under recent changes in the securities laws and Nasdaq listing standards, in December 2003 the Board of Directors approved the payment of a Chairman’s fee of $2,500 per month to the Audit Committee Chairman (Mr. O’Sullivan).

Directors are also reimbursed for their travel, lodging and food expense incurred when attending Board and Committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 to promptly file a Form 4 with the SEC reporting any changes in ownership of Common Stock and to furnish us with copies of such reports. Copies of these reports are available on the SEC’s website at www.sec.gov and on the Company’s website at www.jmar.com. Any transactions not reported currently on a Form 4 must be reported on a Form 5 filed on an annual basis.

We have received written representations from each reporting person who did not file a Form 5 annual report that no Form 5 was due. Based on our review of the filed reports and these representations, we believe that all required Section 16(a) reports were timely filed in 2004.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER JMAR FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT JMAR SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

The Audit Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on those consolidated financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses with the Company’s management, internal accounting and financial personnel, and with the independent auditors the following:

•	the audited consolidated financial statements for the fiscal year ended December 31, 2004;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	changes in the Company’s accounting principles;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited consolidated financial statements and the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees) with Grant Thornton LLP, the Company’s independent auditors. SAS No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually, in writing, all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditor’s provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee Charter also provides that the Audit Committee shall provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee recommended that the Board of Directors select Grant Thornton LLP to serve as JMAR’s independent auditors for 2005. The Board of Directors agreed with this recommendation and, accordingly, selected Grant Thornton LLP as JMAR’s independent auditors for 2005, subject to ratification by the Company’s shareholders.

AUDIT COMMITTEE:
/s/ Edward P. O'Sullivan II, Chairman
Vernon H. Blackman
C. Neil Beer

AUDIT AND NON-AUDIT FEES

The following is a description of the fees billed by Grant Thornton LLP for the fiscal years ended December 31, 2004 and 2003:

Audit Fees

Grant Thornton LLP billed the Company an aggregate of $285,734 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2004, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and the issuance of consents for registration statements. Grant Thornton LLP billed the Company an aggregate of $224,738 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2003, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and the issuance of consents for registration statements.

Audit-Related Fees

Fees for audit-related services billed by Grant Thornton LLP totaled $30,046 in 2004 and $15,000 in 2003. Audit-related services in 2004 were for services related to documenting governance and information technology controls and review of agreements. Audit-related services in 2003 were for services related to documenting governance and information technology controls.

Tax Fees

Fees for tax services billed by Grant Thornton LLP, including tax compliance and tax consultation, totaled $48,600 in 2004 and $97,446 in 2003. The Audit Committee has considered these tax services and has concluded that the provision of these services was compatible with maintaining the principal accountant’s independence.

All Other Fees

There were no billings from Grant Thornton LLP for 2004 and 2003 for other products or services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other non-audit services not otherwise prohibited. Under this policy, unless a type of service to be provided by the auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any pre-approved services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Under this policy, general pre-approval may be given for work associated with registration statements under the Securities Act of 1933 (for example, consents); due-diligence work for potential acquisitions or disposals; attest services not required by statute or regulation; adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations; internal control reviews and assistance with internal control reporting requirements; review of information systems security and controls; tax compliance, tax planning and related tax services (excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services); and assistance and consultation on questions raised by regulatory agencies. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditor’s independence.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF AUDITORS

The Board of Directors has selected Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of its independent auditors for ratification by the shareholders at the Annual Meeting. Grant Thornton LLP has served as our auditors since August 9, 2002. The Company does not expect representatives of Grant Thornton LLP to be present at the Annual Meeting.

Shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required for Approval

Ratification of the Company’s selection of Grant Thornton LLP as the Company’s auditors for 2005 will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting. Abstentions are counted in determining the number of shares present at the meeting and will have the effect of a negative vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

Name	Age	Position

Ronald A. Walrod	62	President and Chief Executive Officer

Dennis E. Valentine	49	Vice President Finance, Chief Financial Officer and Chief Administrative Officer

Joseph G. Martinez	47	Senior Vice President, General Counsel and Secretary

David L. McCarty	50	Vice President, Business Development

John P. Ricardi	52	Vice President, Sensor Products

Scott H. Bloom	43	Vice President; General Manager of Research Division

Douglas Cheng	58	Vice President of Operations, Vermont Operations

Robert A. Selzer	64	Sr. V.P. of Technology, Vermont Operations

Larry R. Johnson	63	General Manager of Microelectronics Division

Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

RONALD A. WALROD – The background and experience of Mr. Walrod, President and Chief Executive Officer, is set forth above in “Election of Directors – Nominees”.

DENNIS E. VALENTINE has been the Vice President-Finance of the Company since August 1990, Chief Financial Officer and Chief Administrative Officer since March 1991 and was Secretary from January 1992 until August 2000. Prior to joining the Company, Mr. Valentine had over ten years of financial and management experience with Arthur Andersen LLP. His experience there included extensive work with public companies and consultation regarding mergers and acquisitions. He was the manager in-charge of the local office merger and acquisition program and was on the Board of Advisors of the Orange County Venture Forum. Mr. Valentine received a Bachelor of Science degree in Business from the University of Southern California in 1978. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

JOSEPH G. MARTINEZ joined the Company in June 1998 as Vice President and General Counsel and has been the Company’s Secretary since August 2000. Mr. Martinez was elected Senior Vice President in August 2001. Mr. Martinez also served as Acting President of JMAR Precision Systems, Inc. from September 2001 until its sale by the Company in 2003 and served as the Company’s Interim Chief Executive Officer from August to October, 2002. From 1986 to 1998, Mr. Martinez was employed by Parker, Milliken, Clark, O’Hara & Samuelian, P.C., a Los Angeles-based law firm which had served as the Company’s outside general corporate counsel since the Company’s inception in 1987. From 1993 to 1998, Mr. Martinez was a shareholder of Parker, Milliken and was the principal attorney responsible for representing the Company. During his tenure at Parker, Milliken, Mr. Martinez specialized in corporate, securities and general business law. In 1984 Mr. Martinez received both a Juris Doctor degree from the University of California, Davis and a Master of Business Administration from U.C. Berkeley (with an emphasis in Finance and Accounting) in a Joint Degree Program. He received his B.A. in Genetics from U.C. Berkeley in 1980. Mr. Martinez has been a member of the California State Bar since 1984. Mr. Martinez is the son of Dr. John S. Martinez, a former director and the former Chairman and Chief Executive Officer.

DAVID L. McCARTY joined JMAR as Vice President, Business Development in November, 2004. Dave brings to JMAR a background in microbiology and an in-depth understanding of water purification markets. From January 1999 to November 2004, he was the President of Aquionics Incorporated, a Halma Group company and leader in non-chemical water purification products used in industrial and municipal processes. Mr. McCarty graduated with a Bachelor’s Degree in Microbiology with a Minor in Chemistry from The Ohio State University.

JOHN P. RICARDI joined the Company as Vice President of Business Development in February 2003 and was appointed Vice President, Sensor Products in November, 2004. From February 2002 until January 2003, Mr. Ricardi served as President and Chief Executive Officer of Ntec Systems Corporation, an emerging Canadian semiconductor equipment company where, within one year, he raised sufficient capital to interest other Canadian investors and began alliance discussions with key industry leaders. From January 2000 until January 2002, he served as President and CEO of Advanced Laser and Fusion Technology, Inc., where he was instrumental in the effort to convert the company from a research and development operation to a commercial corporation. From 1997 through 1999, Mr. Ricardi served as Vice President of Corporate Development for JMAR Technologies, Inc. and as Senior Vice President of Sales and Marketing of JMAR’s Precision Systems operation in Chatsworth, California. Prior to JMAR, he held senior sales and marketing positions with the Imaging Systems Division of Datron Advanced Technologies, a California-based manufacturer of advanced satellite communications products; Airpax Corporation (now a division of Siemens AG), which manufactures a range of electronic products for commercial and military applications; and Texas Instruments, Inc. Mr. Ricardi holds Bachelors and Masters degrees in Electrical Engineering from Northeastern University in Boston, Massachusetts.

SCOTT H. BLOOM, Ph.D. joined JMAR as the General Manager of the Research Division in March 2003 and was elected Vice President of the Company in June, 2004. Prior to joining the Company, he served as the Chief Technical Officer of AirFiber, Inc., a developer of high-bandwidth wireless communication systems that he founded in 1998. Prior to that, Dr. Bloom served as Vice President, Commercial Business Development for AstroTerra Corporation, a developer of free space optics equipment. While there, he was responsible for both commercial and government new business development, and he initiated a partnership with Lucent Technologies that was instrumental in advancing the organization toward the goal of product commercialization. Dr. Bloom also has held senior management positions with Trex Communications Corporation, where he led research and development work on laser communications products and systems for terrestrial, air, and space applications, and for ThermoTrex Corporation, where he directed R&D in the areas of laser communications, atomic line filters, diamond electronics, and laser based wind speed sensors. Dr. Bloom holds a Bachelor of Science degree from the California Institute of Technology, a Masters of Business Administration from the University of California, Los Angeles, and a Doctorate degree in Physics from Tufts University in Condensed Matter Physics.

DOUGLAS CHENG joined JMAR as Vice President of Operations for JMAR’s Vermont Operations in October, 2004. From July 2001 to October 2004, Mr. Cheng was managing his personal investments. Mr. Cheng brings to JMAR his previous experience in key management and engineering roles at Phillips Automotive Electronics, where he rose to the position of general manager, assuming responsibility for operations, engineering and finance, and a 14-year tenure at General Electric that encompassed several progressive manufacturing management and engineering positions. More recently, from June 1999 to July 2001, Mr. Cheng served as Plant Manager of Dynapower Corporation, where he oversaw manufacturing, production planning and product testing of the company’s industrial and research oriented products. Doug holds an engineering degree from the University of Vermont.

ROBERT A. SELZER is the Senior VP of Technology at JMAR’s Vermont Operations. He has been with JMAR since August, 2001 and prior to that time with the JMAR predecessor (SAL, Inc.) since its founding in 1994. Prior to SAL, Inc., Mr. Selzer was Senior X-ray Product Manager for Karl Suss America, a post he held since November 1991. As the Director of Advanced Programs from September 1985 to October 1991 he was responsible for the design and building of advanced technology equipment at pioneer optical stepper developer, GCA Corporation of Andover, Massachusetts. In this role, he was responsible for delivery of the first commercial DUV optical steppers to IBM in 1987, and to Texas Instruments in 1988. From 1965 to 1985 he was employed as an R&D program manager and scientist with the U.S. Army. From 1980 to 1985 he was the U.S. Army Program Manager for the $1.2 billion VHSIC (Very High Speed Integrated Circuits) Program at the Department of Defense. He was also project manager for several high priority U.S. Army weapons and EW programs during the Vietnam era, as well as serving in the military for 15 months from January 1968 to March 1969. During his military service, Mr. Selzer was awarded the

Legion of Merit, Bronze Star, Two Air Medals, Vietnamese Cross of Gallantry and the Combat Infantryman’s Badge. Mr. Selzer holds a Master’s degree in Computer Science and a Bachelor’s Degree in Physics from Columbia University and City College of New York, respectively. He currently holds three U.S. patents.

LARRY R. JOHNSON joined JMAR Semiconductor, Inc. in July, 1996 as Process Engineering Manager and was elected Vice President of Operations in January, 1999 and President and General Manager of JSI Microelectronics in November, 2002. Mr. Johnson has worked in the semiconductor chip and foundry industry for more than three decades at companies including Hughes Aircraft, Rockwell International, Signetics Corporation, National Semiconductor, Advanced Micro Devices (AMD) and Fairchild Semiconductor. At Rockwell International he was Director of Operations supervising 1,500 employees. While at AMD, Mr. Johnson formed their MOS Division, which now generates the majority of AMD’s revenues. Mr. Johnson received his B.S. degree from the University of Redlands and an MBA from Pepperdine University.

EXECUTIVE COMPENSATION

The following Table sets forth the annual and long-term compensation for services in all capacities to the Company during each of the last three fiscal years of the Company’s Chief Executive Officer and the other four most highly compensated individuals serving as executive officers as of December 31, 2004 whose compensation (salary and bonus) exceeded $100,000. In addition, under the Proxy Statement rules, the Company is required to include an additional individual (Dr. Fleming) who would have been one of the four most highly compensated executive officers but for the fact that he was not an executive officer at the end of 2004. These six individuals are referred to in this Proxy Statement as the “Named Officers”.

Summary Compensation Table

				Long-Term
				Compensation	Other
		Annual Compensation (1)(3)		Awards (2)	Compensation ($)
				Shares Underlying
Name and Principal		Salary	Bonus	Options
Position	Year	($)	($)	(#)

Ronald A. Walrod (4)	2004	270,673	15,000	10,000	0
President and Chief Executive Officer	2003	250,000	0	260,000	0
	2002	56,995	0	510,000	0

Joseph G. Martinez	2004	169,558	10,200	0	0
Senior Vice President and General Counsel	2003	164,800	0	0	0
	2002	164,800	6,000	30,000	0

Dennis E. Valentine	2004	168,558	10,200	0	0
V.P. Finance and Chief Financial Officer	2003	155,615	10,000	0	0
	2002	141,000	5,116	20,000	0

John P. Ricardi (5)	2004	158,269	11,200	0	0
Vice President, Sensor Products	2003	126,384	0	50,000	0

Scott H. Bloom, Ph.D. (6)	2004	162,045	6,920	10,000	0
Vice President;	2003	115,384	0	50,000	0
General Manager of Research Division

Daniel J. Fleming, Ph.D. (7)	2004	246,645	0	0	0
Former Chief Operating Officer	2003	185,000	0	0	0
	2002	185,000	0	0	0

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Represents the grant of options. The Company did not grant any restricted stock or stock appreciation rights or make any long term incentive plan payments during the fiscal years ended December 31, 2004, 2003 and 2002.

(3)	Includes bonus payments earned by the Named Officers in the year indicated for services rendered in such year, but which were paid in the following year.

(4)	Compensation for 2002 is for two and one-half months.

(5)	Compensation for 2003 is for 11 months.

(6)	Compensation for 2003 is for 10 months.

(7)	Dr. Fleming ceased being an employee in October, 2004. Included in the annual compensation is $92,500 in continued compensation pursuant to an employment agreement entered into in August, 2001.

Option Grants in the Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2004 to each of the Named Officers. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options at the end of the terms if the stock price were to appreciate annually by 5% and 10%, respectively. The assumed values may not reflect actual value at the times indicated.

		Percentage
		of Total
	Shares	Options			Potential Realizable
	Underlying	Granted to			Value at Assumed
	Options	Employees	Exercise		Annual Rates of Stock
	Granted	in Fiscal	Price Per	Expiration	Price Appreciation for
Name	(1)(5)	Year	Share	Date (2)	Option Term

					5%	10%

Ronald A. Walrod	10,000 (3)	7.35%	$1.94	June 25, 2015	$13,800	$36,000

Joseph G. Martinez	0	0	N/A	N/A	N/A	N/A

Dennis E. Valentine	0	0	N/A	N/A	N/A	N/A

John P. Ricardi	0	0	N/A	N/A	N/A	N/A

Scott H. Bloom	10,000 (4)	7.35%	1.75	July 19, 2014	$11,000	$27,900

Daniel J. Fleming	0	0	N/A	N/A	N/A	N/A

(1)	All such options were granted under the Company’s 1999 Stock Option Plan (“Options”). The exercise price of the options reported above was equal to the fair market value of the Company’s Common Stock at the date of grant. The terms of each such option are determined by the Compensation Committee of the Board of Directors. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2)	Options which are unvested at the time of termination of optionee’s employment expire at that time. Vested options also expire if not exercised within 60 days after termination of optionee’s employment or one year following death of optionee if not exercised by optionee’s personal representative. Vested options issued to directors expire one year following resignation as a director.

(3)	These options are non-qualified options issued to Mr. Walrod for his services as a director and are exercisable in increments of one-third each for the first three years after the date of grant.

(4)	These options are incentive stock options and are exercisable in increments of one-third each for the first three years after the date of grant.

(5)	These options contain a Reload Option feature whereby if the optionee exercises the option in whole or in part using shares of Common Stock owned by the optionee for at least six months, the Company shall grant to the optionee a new option to purchase that number of shares equal to the shares transferred to the

Company in payment of the exercise price of the option. In addition, if the optionee exercises the option in whole or in part with cash, the Company shall grant to the optionee a new option to purchase that number of shares equal to the amount of cash paid divided by the market value of the Common Stock on the date of exercise. In both cases, these Reload Options will have an exercise price equal to the market price on the date of grant of the Reload Option and are not exercisable until one year following the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

The following table sets forth for each of the Named Officers (i) the shares acquired and the value realized on each exercise of stock options, if any, by said officers during the fiscal year ended December 31, 2004; (ii) the number of shares of common stock underlying employment-related options outstanding at December 31, 2004; and (iii) the value of such options which are “in-the-money”:

				Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired		December 31, 2004	December 31, 2004 (1)
	on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable
Ronald A. Walrod	0	$0	426,666/353,334	$211,001/$212,399
Joseph G. Martinez	0	0	111,590/29,410	$225/$113
Dennis E. Valentine	0	0	159,490/36,877	$9,816/$0
John P. Ricardi	0	0	16,667/33,333	$12,000/$24,000
Scott H. Bloom	0	0	16,667/43,333	$14,000/$28,000
Daniel J. Fleming	0	0	0/0	$0/$0

(1)	Options are “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the option at December 31, 2004. The fair market value of a share of common stock at December 31, 2004 was $1.74 per share as quoted on the NASDAQ Stock Market at the close of trading.

Defined Benefit or Actuarial Plans

The Company has no defined benefit pension or actuarial plans under which its executive officers participate.

Other Non-Equity Compensation Plans

In 2002, the Board approved a Management Incentive Bonus Plan (the “MIBP”) based on profits generated, as well as non-financial goals, and stock performance during those respective years. Bonuses of $35,000, $6,000 and $5,116 were paid to Messrs. Johnson, Martinez and Valentine, respectively, in 2003 for achieving certain incentive goals for 2002. No formal bonus plan was established for 2003; however, a discretionary bonus of $10,000 was approved by the Board and paid to Mr. Valentine in 2004 for achieving certain goals in 2003. In August, 2004, the Compensation Committee of the Board of Directors approved the Company’s “Balanced Scorecard” bonus plan (“BSC”) pursuant to which all of the Company’s exempt employees, including each of the executive officers, are eligible to receive a bonus equal to up to 10% of such person’s base salary contingent upon the satisfaction of certain agreed-upon performance criteria. Pursuant to the BSC for 2004, the following Named Officers earned bonuses which were paid in 2005: Walrod ($15,000), Valentine ($10,400), Martinez ($10,400), Ricardi ($11,200) and Bloom ($6,290).

Employment Agreements

Pursuant to an Employment Agreement with Ronald A. Walrod, the Company hired him as Chief Executive Officer at a base salary of no less than $250,000 per annum. The Employment Agreement provides that Mr.

Walrod’s employment is terminable by the Company “at will,” but in the event that his employment is terminated without “cause” (as defined), he will be paid his salary for six months after such termination. In the event of termination of Mr. Walrod’s employment after a “change of control,” he will receive a lump sum payment equal to 12 months of salary. In February, 2004, the Board of Directors approved an increase in Mr. Walrod’s annual base salary to $275,000. In February, 2005, the Compensation Committee approved an increase in Mr. Walrod’s annual base salary to $281,325.

EQUITY COMPENSATION PLAN INFORMATION

The following Table sets forth information regarding all equity compensation plans (including individual contracts) (i) previously approved by the Company’s shareholders, and (ii) not previously approved by the Company’s shareholders, as of December 31, 2004.

			Number of Shares
			Remaining Available for
	Number of Shares to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation
Plan	Outstanding Options and	Outstanding Options and	Plans (Excluding Shares
Category	Warrants	Warrants	Reflected in Column (a))
	(a)	(b)	(c)
Plans Approved by Shareholders	1,981,378	$2.26	710,554

Plans Not Approved by Shareholders	1,091,420	$2.28	—

Total	3,072,798	$2.27	710,554

Summary Description of the Company’s Equity Compensation Plans

The Company has one shareholder-approved stock option plan from which additional options may be granted (the 1999 Stock Option Plan) and five terminated option or warrant plans under which previously granted options and warrants remain outstanding. Prior to Nasdaq rule changes in 2003 requiring shareholder approval of compensatory equity grants, the Company established several plans and entered into a number of equity compensation agreements with individuals that were not required to be approved by the shareholders. All of these plans and individual arrangements are described below.

Shareholder Approved Plans:

The 1991 Stock Option Plan

The Company’s shareholders approved the 1991 Stock Option Plan (“1991 Plan”) in July, 1991 and approved amendments to the 1991 Plan in June, 1992, September, 1995 and September, 1996. The 1991 Plan, as amended, provided for the grant of options to the Company’s employees, directors and consultants for up to 1,480,000 shares. The term of the 1991 Plan has expired and no further options may be granted under this plan. As of December 31, 2004, options to purchase a total of 796,765 shares were outstanding.

The 1999 Stock Option Plan

The Company’s shareholders approved the 1999 Stock Option Plan (“1999 Plan”) in August, 1999 and approved an amendment to the 1999 Plan in December, 2002. This plan authorizes the grant of options to purchase up to 1,900,000 shares of the Company’s Common Stock. As of December 31, 2004, options to purchase 1,184,613 shares were outstanding and 710,554 shares were available for future option grants.

Non-Shareholder Approved Plans and Individual Arrangements:

Management Anti-Dilution Plan

In February, 1993, the Company’s Board of Directors approved the issuance of Warrants to the then officers and directors of the Company in consideration for agreements made by them in connection with an underwritten offering of the Company’s Common Stock. This plan has terminated and no additional securities may be issued from this plan. As of December 31, 2004, Warrants to purchase 306,920 Warrants are outstanding. These Warrants have an exercise price of $3.00 per share.

Research Division Warrant Plan

In April, 2001, Warrants were issued to employees of the Research Division in connection with an incentive plan for performance of certain milestones in 2000. This plan has terminated and no additional Warrants may be issued under this plan. As of December 31, 2004, Warrants to purchase a total of 10,500 shares were outstanding. These Warrants have an exercise price of $3.25 per share and expire on the earlier of 60 days after termination of employment or January, 2011.

JPSI Warrant Plan

In September, 1993, the Company’s Board of Directors approved an incentive plan providing for the issuance of Warrants to employees of the Company’s JMAR Precision Systems subsidiary. This plan has terminated and no additional Warrants may be issued from this plan. These Warrants have exercise prices ranging from $3.00 to $9.50 per share and expire on the earlier of 60 days after termination of employment or March 24, 2005. As of December 31, 2004, only 33,000 were outstanding, all of which expired on March 24, 2005.

2002 Research Division Plan

In May, 2002, the Company’s Board of Directors approved a plan for the issuance of non-plan options to purchase Common Stock to Research Division employees. This plan has terminated and no additional options may be issued from this plan. As of December 31, 2004, options to purchase 36,000 shares were outstanding. These options have an exercise price of $1.71 per share and expire on the earlier of 60 days after termination of employment or 10 years after date of grant.

Individual Compensation Arrangements

In December, 1998, an option to purchase 50,000 shares, with an exercise price of $3.00 per share, was issued to Fred Schiele in connection with his hiring as President and Chief Operating Officer of the Company. In September, 2001, in connection with the termination of his employment this option was modified to waive the provision which otherwise would have caused its termination 60 days after the termination of his employment. This option expires on November 30, 2008.

In June, 2000, a Warrant to purchase 25,000 shares, with an exercise price of $5.00 per share, was issued to Market Broker Relations for investor relations services. This Warrant expires on June 2, 2005.

In March, 2002, a Warrant to purchase 20,000 shares, with an exercise price of $2.40 per share, was issued to Ladenburg Thalmann, Inc. for services as a placement agent in connection with a financing in March, 2002. This Warrant expires on March 28, 2007.

In June, 2002, an option to purchase 10,000 shares, with an exercise price of $2.00 per share, was issued to Cuper Opina, an employee of the Company. The option vests one-third per year for three years, and expires on the earlier of 60 days after termination of his employment or June 14, 2012.

In October, 2002, an option to purchase 500,000 shares, with an exercise price of $1.33 per share was issued to Ronald A. Walrod in connection with his hiring as President and Chief Executive Officer of the Company. The Option vests one-third per year for three years, and expires on the earlier of 60 days after termination of his employment or October, 2012.

In July, 2003, a Warrant to purchase 50,000 shares, with an exercise price of $1.16 per share, was issued to Dian Griesel, President of The Investor Relations Group, as compensation for investor and public relations services. This warrant was issued in an arms’ length transaction in connection with the initial engagement of The Investor Relations Group and it expires on June 30, 2008. In July, 2004, a Warrant to purchase 50,000 shares, with an exercise price of $2.05 per share, was issued to Dian Griesel, President of The Investor Relations Group, as compensation for investor and public relations services. This warrant was issued in an arms’ length transaction in connection with the initial engagement of The Investor Relations Group and it expires on June 30, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the acquisition of SAL, Inc. in August, 2001, JMAR issued shares of Common Stock and Convertible Notes to approximately 60 former SAL investors. As former SAL investors, both Mr. Dickinson and his wife were issued Convertible Notes in the total principal amount of $104,464 each. These Convertible Notes were convertible into shares of Common Stock at $4.302 per share and were due on February 7, 2004. In January, 2004, the Company’s Board of Directors approved an offer to repay the Convertible Notes held by the former SAL investors with shares of Common Stock valued at $3.1093 per share. Mr. Dickinson and his wife accepted this offer and were each issued 33,877 shares of Common Stock in full repayment of their Convertible Notes. In connection with the acquisition of SAL, Inc., the investors were also issued certain “earnout” rights involving the contingent payment of shares of Common Stock and Convertible Notes upon satisfaction of certain performance milestones. In July, 2004, the JMAR Board and the SAL investors approved a final resolution of these earn-out provisions through the issuance of shares of JMAR common stock with the shares valued at the five day average of the closing prices as of August 24, 2004 ($1.314). Mr. Dickinson and his wife were issued 30,075 shares and 27,340 shares, respectively, in connection with the full satisfaction of the SAL earnout rights.

REPORT OF THE COMPENSATION COMMITTEE

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER JMAR FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT JMAR SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

The following report of the Compensation Committee of the Board of Directors discusses the Company’s compensation policies during fiscal 2004 as they affected the Company’s Chief Executive Officer and the Company’s other executive officers:

Compensation Policies for Executive Officers. The Company’s compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies and thereby to enable the Company to attract and retain qualified executives. More specifically, the Company’s compensation policies aim, through a combination of base salary, annual bonus and equity-based compensation, to motivate officers to assist the Company in meeting its annual and long-range business objectives and thereby to enhance stockholder value. The Committee believes that the cumulative effect of the Company’s compensation policies for executive officers is to tie their total compensation closely to the Company’s performance.

Annual Cash Compensation. The Compensation Committee believes that the total annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. The Company’s executive cash compensation consists of base compensation (salary) and variable performance compensation (annual bonus).

The base salaries for executive officers are established considering a number of factors, including the Company’s financial condition; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s annual review process. Generally, base salaries are maintained to be comparable to salaries paid by similar size, high technology public companies. In determining the level of base salaries and other compensation, the Compensation Committee had access to the results of several salary surveys procured by the Company. In February, 2005, the Compensation Committee approved increases in base salaries for executive officers as follows: Mr. Valentine ($173,750), Mr. Martinez ($173,750), Dr. Bloom ($176,750) and Mr. Ricardi ($163,750). Although the Committee considers the Company’s general financial performance and financial condition in its determination of the appropriate levels of base salaries for executive officers, it does not tie the base salaries to a specific measure of Company financial performance. The Committee believes, however, that the Bonus Plan discussed below provides a direct connection between Company performance and the compensation of its executive officers.

Bonus Plans. In August, 2004, the Compensation Committee approved the Company’s “Balanced Scorecard” bonus plan (“BSC”) pursuant to which all of the Company’s exempt employees, including each of the executive officers, are eligible to receive a bonus equal to up to 10% of such person’s base salary contingent upon the satisfaction of certain agreed-upon performance criteria. The agreed-upon performance criteria are based upon Corporate, Division and individual objectives which are derived from the Board-approved Business Plan for that year. Depending upon the employee’s position and responsibilities, the individual’s performance objectives may involve one or more of the following areas: financial performance and shareholder value; customer development; internal operating effectiveness; and organizational learning and growth. Pursuant to the BSC for 2004, the Compensation Committee awarded the following bonuses which were paid in 2005: Mr. Walrod ($15,000), Mr. Valentine ($10,400), Mr. Martinez ($10,400), Mr. Ricardi ($11,200) and Dr. Bloom ($6,290).

Equity Based Incentive Compensation. The Compensation Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Options to purchase Company stock are granted from the shareholder - approved 1999 Stock Option Plan. Pursuant to the 1999 Stock Option Plan, the CEO and other executive officers (as well as other key employees) may be periodically granted stock options at the then fair market value of the Company’s Common Stock. In 2004, options to purchase 10,000 shares were granted to Dr. Bloom and options to purchase 50,000 shares each were granted in connection with the hiring of Messrs. Cheng and McCarty.

CEO Compensation. Mr. Walrod was hired as Chief Executive Officer in October 2002. Pursuant to Mr. Walrod’s Employment Agreement, the Company agreed to pay Mr. Walrod an annual salary of not less than $250,000. Following its review of his compensation at the end of 2003, in February, 2004, the Compensation Committee approved an increase in Mr. Walrod’s annual base salary to $275,000. In February 2005, the Committee reviewed Mr. Walrod’s 2004 performance and his contributions to the Company’s execution of its 2004 Business Plan in relation to the objectives set forth in the BSC plans for the other executive officers and approved an increase in his annual base salary to $281,325 and awarded Mr. Walrod a bonus of $15,000 (described above in “Bonus Plans”). The Committee believes Mr. Walrod’s level of base salary and bonus consideration is commensurate with total compensation of CEOs of similarly situated public companies. In connection with Mr. Walrod’s hiring in 2002, the Company granted him options to purchase 500,000 shares. In April, 2003, the Board of Directors granted Mr. Walrod options to purchase an additional 250,000 shares. In February 2005, the Compensation Committee granted Mr. Walrod an additional 100,000 options. Through the award of these stock options to Mr. Walrod, the Committee also believes that he shares with other stockholders of the Company a significant stake in the long-range success of the Company’s business.

Through these various compensation programs, the Board of Directors believes that JMAR furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase shareholder value.

COMPENSATION COMMITTEE
/s/ Vernon H. Blackman, Chairman
C. Neil Beer
Charles A. Dickinson Barry Ressler

Compensation Committee Interlocks and Insider Participation

During 2004, executive compensation matters were addressed by the Compensation Committee of the Board of Directors. None of the members of the Compensation Committee were either officers or employees of the Company. None of the members of the Compensation Committee serves as an executive officer of any other entity whose Board of Directors or compensation committee includes an executive officer of the Company.

Comparative Stock Performance

Set forth below is a line graph which compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 1999 through December 31, 2004 with the percentage change in the cumulative total return over the same period of the (i) Russell 2000 Index, (ii) Russell 3000 Electronics: Semi-Conductor Industry Index and (iii) Russell 3000 Production Technology Equipment Index. The Company has added the Russell 3000 Production Technology Equipment Index to better reflect the Company’s current business operations and new product developments. This graph assumes an initial investment of $100 on December 31, 1999 in each of the Company’s Common Stock, the Russell 2000 Index, the Russell 3000 Electronics: Semi-Conductor Industry Index and the Russell 3000 Production Technology Equipment Index and that all dividends, if any, were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
JMAR Technologies, Inc.	$100	$71	$66	$22	$52	$38
Russell 2000 Index	$100	$97	$99	$79	$116	$137
Russell 3000 - Semi-Conductor	$100	$85	$71	$35	$68	$54
Russell 3000: Prod. Tech. Equipment	$100	$70	$65	$39	$67	$52

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Stockholders who intend to submit proposals to be voted upon at the Annual Meeting of Shareholders or who intend to nominate persons for election for the Board of Directors must do so in accordance with the Company’s Bylaws and applicable SEC Rules. Nothing in the following discussion is meant to preclude discussion by any shareholder of any business properly brought before the Annual Meeting.

Inclusion in Company’s Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2006 Proxy Statement. In order to qualify for inclusion, among other requirements, stockholder proposals must be submitted in writing to the Secretary of the Company and received no later than January 16, 2006 (based on the release of proxy materials for the 2005 meeting on May 16, 2005), or if the 2006 meeting date is more than 30 days before or after June 24, 2006, the deadline shall be no later than 120 days prior to the scheduled date of the 2006 Annual Meeting. Stockholders interested in submitting a proposal or a nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

Other Matters to Come Before the Meeting

Under the Company’s Bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement for its 2006 Annual Meeting, but which the stockholder wishes to have considered and voted on at the 2006 Annual Meeting, must be submitted in writing to the Secretary of the Company not later than April 1, 2006 (based on the release of proxy materials for the 2005 meeting on May 16, 2005). If the date of the 2006 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2005 Annual Meeting (June 24), the stockholder must submit any such proposal or nomination no later than the later of the close of business on the 75th day prior to the date of the 2006 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder submits the proposal or nomination prior to the deadline, but does not conduct its own solicitation of shareholders in accordance with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the persons named as proxies intend to exercise their discretionary authority to vote as they deem in the best interests of the Company on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the Company in writing at 5800 Armada Drive, Carlsbad, CA 92008 to obtain additional information as to the proper form and content of submissions.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

The Board of Directors has approved a process for shareholders to send communications to the Board or any of the directors. All such communications will first go to the Corporation’s Corporate Secretary. If a communication does not relate in any way to Board matters, he or she will deal with the communication as appropriate. If the communication does relate to any matter of relevance to the Board, he or she will relay the message to the Chairman of the Board, who will determine whether to relay the communication to the entire Board or to other non-management directors. The Corporate Secretary will keep a log of all communications addressed to the Board. If you wish to submit any comments or express any concerns to the Board, you may use one of the following methods:

•	Write to the Board at the following address: Board of Directors c/o Corporate Secretary JMAR Technologies, Inc. 5800 Armada Drive Carlsbad, CA 92008

•	Email the Board at boardofdirectors@jmar.com

Policy Regarding Board Attendance at Annual Meetings

Shareholders who attend the Company’s Annual Meeting of Shareholders often have the opportunity to meet and talk to members of the Board of Directors. It is the Company’s policy that, absent unusual circumstances, members of the Board of Directors should attend the Company’s Annual Meeting of Shareholders. This is facilitated by the fact that the Board of Directors customarily holds a regularly scheduled Board of Directors meeting on or near the same date as the Annual Meeting. All of the directors attended the 2004 Annual Meeting of Shareholders (except for Dr. Gilman who joined the Board in April 2005).

OTHER BUSINESS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

Dated: May 2, 2005	By Order of the Board of Directors Joseph G. Martinez Secretary

Proxy — JMAR Technologies, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of JMAR Technologies, Inc. hereby appoints Joseph G. Martinez and Dennis E. Valentine and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2005 Annual Meeting of the Shareholders of JMAR Technologies, Inc. to be held on Friday, June 24, 2005 at the Marriott, 2000 Faraday Avenue, Carlsbad, California, at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the matters listed on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED ON REVERSE SIDE AND FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(Continued on reverse side.)

JMAR Technologies, Inc.	☐	Mark this box with an X if you have made
changes to your name or address details above
[Shareholder Name and Address]

Annual Meeting Proxy Card

A Election of Directors
1.	Election of seven Directors of the Company to serve until the 2006 Annual Meeting of Shareholders of JMAR Technologies, Inc. and until their respective successors are duly elected and qualified. The Board of Directors recommends a vote FOR the listed nominees.

Nominees	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark
	All	All	Except	“For All Except” and write the nominee’s name on the line below.

	☐	☐	☐
01 — C. Neil Beer
02 — Vernon H. Blackman
03 — Charles A. Dickinson 04 — J. Paul Gilman
05 — Edward P. O’Sullivan II
06 — Barry Ressler
07 — Ronald A. Walrod

B Proposal

The Board of Directors recommends a vote FOR the following proposal

		For	Against	Abstain
2.	Ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges receipt of the Notice of the 2005 Annual Meeting of Shareholders and accompanying Proxy Statement dated May 2, 2005.

IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown above. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /